                                                                    Exhibit 10.9

                                 LEASE AGREEMENT


                                     between

                          DaPuzzo Investment Group, LLC
                                   as Landlord

                                       and

                                 ILX Lightwave,

                                    as Tenant


                             6797 Winchester Circle
                                Boulder, Colorado

                                TABLE OF CONTENTS

1.       BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS...................................1

2.       GRANT OF LEASE.................................................................................3

3.       RENT...........................................................................................4

4.       PERMITTED USE AND OCCUPANCY....................................................................5

5.       UTILITIES, HVAC AND SECURITY...................................................................6

6.       REPAIRS........................................................................................7

7.       ALTERATION AND IMPROVEMENTS....................................................................7

8.       LIENS..........................................................................................8

9.       INSURANCE......................................................................................8

10.      DAMAGE OR DESTRUCTION..........................................................................9

11.      WAIVERS AND INDEMNITIES.......................................................................10

12.      CONDEMNATION..................................................................................10

13.      ASSIGNMENT AND SUBLETTING.....................................................................11

14.      PERSONAL PROPERTY.............................................................................12

15.      END OF TERM...................................................................................12

16.      ESTOPPEL CERTIFICATES.........................................................................13

17.      TRANSFERS OF LANDLORD'S INTEREST..............................................................13

18.      RULES AND REGULATIONS.........................................................................14

19.      TENANT'S DEFAULT AND LANDLORD'S REMEDIES......................................................14

20.      LANDLORD'S DEFAULT AND TENANT'S REMEDIES......................................................16

21.      SECURITY DEPOSIT..............................................................................17

22.      BROKERS.......................................................................................17

23.      LIMITATIONS ON LANDLORD'S LIABILITY...........................................................17

24.      NOTICES.......................................................................................17

25.      MISCELLANEOUS.................................................................................17

                                 LEASE AGREEMENT
                             6797 WINCHESTER CIRCLE
                                BOULDER, COLORADO

          THIS LEASE AGREEMENT (this "Lease") is entered into as of the Date, and by and between the Landlord and Tenant, identified in Section 1.1 below.

1    BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS.

          1.1 Basic Lease Definitions. IN THIS LEASE, THE FOLLOWING DEFINED TERMS HAVE THE MEANINGS INDICATED:

(a)  "Date" means September 18, 2000.

(b) "Landlord" means DaPuzzo Investment Group, LLC, a Colorado limited liability company.

               (c)  "Tenant" means ILX Lightwave, a Minnesota corporation.

               (d) "Property" means Lot 8, Replat of Gunbarrel Technical Center, County of Boulder, State of Colorado, located at 6797 Winchester Circle, Boulder, Colorado.

               (e) "Premises" means the Property and the Building and all other improvements located on the Property.

               (f) "Building" means the building and other related improvements located on the Property. The Building contains 36,496 square feet of measured area.

               (g) "Permitted Use" means any use permitted under applicable Laws and the Declaration, and for no other use or purpose.

               (h) "Commencement Date" is defined in the Work Letter attached to this Lease as Exhibit C.

               (i) "Term" means the duration of this Lease, which will be approximately 10 years, beginning on the Commencement Date and ending on the "Expiration Date" (as defined below), unless terminated earlier or extended further as provided in this Lease. The "Expiration Date" means (1) if the Commencement Date is the first day of a month, the 10-year anniversary of the day immediately preceding, the Commencement Date; or (2) if the Commencement Date is not the first day of a month, the 10-year anniversary of the last day of the month in which the Commencement Date occurs. The Term will also include any exercised renewal or extension of this Lease.

               (j) "Base Rent" means the Rent payable in each Lease Year according to Section 3.1, as follows:

                                                     Base Rent             Base Rent
                           Lease Year(s)             Per Month             Per Year
                           -------------             ---------             --------
                           Lease Year     1          $38,777.00            $465,324.00
                           Lease Year     2          $40,134.20            $481,610.34
                           Lease Year     3          $41,538.89            $498,466.70
                           Lease Year     4          $42,992.75            $515,913.04
                           Lease Year     5          $44,497.50            $533,969.99
                           Lease Year     6          $46,054.91            $552,658.94
                           Lease Year     7          $47,666.83            $572,002.01
                           Lease Year     8          $49,335.17            $592,022.08
                           Lease Year     9          $51,061.90            $612,742.85
                           Lease Year    10          $52,849.07            $634,188.85

               (k)  "Security Deposit" means $38,777.00.


               (l)  "Landlord's Address" means:

                             DaPuzzo Investment Group
                             6325 Gunpark Drive, Suite 200
                             Boulder, CO 80301

               (m)  "Tenant's Address" means:

                             ILX Lightwave, a Minnesota corporation
                             6797 Winchester Circle
                             Boulder, Colorado 80301-3513

               (n) "Broker" means The Colorado Group, Inc., acting as a transaction broker representing both Landlord and Tenant. Landlord will pay Broker a commission in accordance with a separate listing agreement with Broker.

               (o) "Exhibits" means those exhibits listed in Section 25.15 below.

          1.2  ADDITIONAL DEFINITIONS. In addition to those terms defined in
               Section 1.1 and other sections of this Lease, the following defined terms when used in this Lease have the meanings indicated:

               (a) "ADA" means the American with Disabilities Act, as amended from time to time.

               (b) "Additional Rent" means all amounts required to be paid by Tenant under this Lease in addition to Base Rent, including, without limitation, the costs of Taxes and Landlord's premises Expenses.

               (c) "Affiliates" means, with respect to any party, any persons or entities that own or control, are owned or controlled by, or are under common ownership or control with, such party and such party's and each of such other person's or entity's respective officers, directors, shareholders, partners, venturers, members, managers, agents and employees. For purposes of this definition, a party is "owned" by anyone that owns more than 50% of the equity interests in such party and a party is "controlled" by anyone that owns sufficient voting interests to control the management decisions of such party.

               (d) "Landlord's Premises Expenses" means all costs (other than those expressly excluded below) incurred or accrued by Landlord during each calendar year for maintaining, repairing and keeping the Premises (including the Building, and the landscaping and parking areas of the Premises) in good order and repair and as otherwise required pursuant to
                    Section 6.1 of this Lease, including, without limitation, costs and expenses of insurance, repairs, maintenance. Replacements, cleaning, snow removal, painting (including painting of the exterior of the Building; the cost of such complete exterior painting shall be amortized over the useful life of such painting), resurfacing of any parking areas (the cost of any substantial or complete resurfacing shall be amortized over the useful life of such resurfacing); the costs of all insurance deductibles paid by Landlord; reasonable management fees calculated according to any management agreement between Landlord and its managing agent or property manager, if any; fees and expenses (including reasonable attorneys' fees) incurred in contesting the validity of any Laws that would cause an increase in Landlord's Premises Expenses; costs of replacements and improvements that are incurred by Landlord; and costs of any capital improvements (depreciated over the useful economic life of such improvements together with interest, at the average Prime Rate in effect during each such calendar year) by Landlord (1) for the purpose of reducing Landlord's Premises Expenses, or (2) after the date of this Lease and which are required under any Laws that were not applicable to the Building at the time it was constructed and which are not a result of the nature of Tenant's use of the Premises (whether or not such Laws are applicable to the Building as a result of Landlord's or any tenant's status under such Laws, Landlord's or any tenant's use, occupancy or alteration of any portion of the Building or improvements made by or for any tenant in its premises). Notwithstanding the foregoing, Landlord's Premises Expenses will not include (1) mortgage principal or interest; (2) leasing commissions; costs or expenses for which Landlord is reimbursed by insurance proceeds; (4) legal fees incurred for negotiating future leases of the Premises; (5) costs directly and solely related to the maintenance and operation of the entity that constitutes the Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord's financial condition; and (6) the cost of any capital improvements other than those referred to above.

               (e) "Declaration" means any declaration of covenants or reciprocal easement agreements recorded against the Premises, as the same may be adopted, amended, supplemented, or superseded from time to time.

               (f) "Encumbrance" means any ground lease, first mortgage, or first deed of trust now or later encumbering the Premises and all their renewals, modifications, supplements, consolidations, and replacements.

               (g) "Environmental Laws" means the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq. (including the so-called "Superfund" amendments thereto); the Clean Water Act, 33 U.S.C. ss. 1251, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136, et seq.; the Atomic Energy Act of 1954, 42 U.S.C. ss. 2014, et seq., and any other applicable Laws governing, or pertaining to any hazardous substances, hazardous wastes, chemicals or other materials, including, without limitation, asbestos, polychlorinated biphenyls, radon, petroleum products and any derivative thereof or any common law theory based on nuisance or strict liability.

               (h) "Hazardous Substance" means any substance, chemical or material declared to be, or regulated as hazardous or toxic under any Environmental Law or the presence of which may give rise to liability under any Environmental Law.

               (i) "Laws" means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all Governmental or quasi-governmental authorities having jurisdiction.

               (j) "Lease Year" means each successive period of 12 calendar months during the Term, ending on the same day and month (but not year, except in the case of the last Lease Year) as the day and month on which the Expiration Date will occur. If the Commencement Date is not the first day of a month, the first Lease Year will be greater than 12 months by the number of days from the Commencement Date to the last day of the month in which the Commencement Date occurs.

               (k) "Leasehold Improvements" is defined in the Work Letter attached to this Lease as Exhibit C.

               (l) "Lender" means the ground lessor of any around lease, the mortgagee of any mortgage or the beneficiary of any deed of trust, that constitutes an Encumbrance.

               (m) "Prime Rate" means the rate of interest announced from time to time by The Chase Manhattan Bank, or any successor to it, as its prime rate. If The Chase Manhattan Bank, or any successor to it, ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate.

               (n) "Rent" means the Base Rent, Additional Rent, and all other amounts required to be paid by Tenant under this Lease.

               (o) "Taxes" means the amount incurred by Landlord on an accrued basis during the Term according to generally accepted accounting principles for that portion of the following items that is allocable to the Premises: all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Premises, the personal property used in operating the Premises, and the additional charges payable by Tenant as a tenant of the Premises, and imposed by any taxing authority having, jurisdiction, all taxes, levies and charges which are assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Premises, the leasehold estate of Tenant, or the rents and other charges payable by Tenant; and any reasonable expenses incurred by Landlord in attempting, to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs. Taxes will not include any net income taxes of Landlord. Tenant acknowledges that Taxes may increase during the Term and that if the Premises is currently subject to a Taxes abatement program and such program ceases to benefit the Premises during the Term, Taxes will increase.


2    GRANT OF LEASE.

          2.1 DEMISE. Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term to be used for the Permitted Use.

          2.2 QUIET ENJOYMENT. Landlord covenants that during the Term Tenant will have quiet and peaceable possession of the Premises, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord will not disturb such possession except as expressly provided in this Lease.

3    RENT.

          3.1 BASE RENT. Commencing on the Commencement Date and then throughout the Term, Tenant will pay Landlord Base Rent according, to the following provisions. Base Rent during each Lease Year (or portion of a Lease Year) will be payable in monthly installments in the amount specified for such Lease Year (or portion thereof) in Section 1.10), in advance, on or before the first day of each and every month during the Term. However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Base Rent for such month will be appropriately prorated based on the number of days in such month. Tenant covenants to pay all Rent when due to Landlord's Address, or to such other place of which Landlord notifies Tenant from time to time, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease. Tenant further agrees that the covenant to pay Rent is an independent covenant, not subject to abatement, offset, or deduction, except as may be provided in this Lease.

          3.2 PAYMENT OF LANDLORD'S PREMISES EXPENSES AND TAXES. Commencing on the Commencement Date and continuing for the duration of the Term, Tenant agrees to pay Landlord, as Additional Rent, in the manner provided below, Landlord's Premises Expenses and Taxes.


               (a) Estimated Payments. Prior to or within 60 days after the beginning, of each calendar year, Landlord will notify Tenant of Landlord's estimate of Landlord's Premises Expenses and Taxes for such calendar year. For calendar year 2000, Landlord estimates that Landlord's Premises Expenses will be approximately $18,248.00, insurance will be approximately $2,198.00 and that Taxes will be approximately $36,496.00. On or before the first day of each month during each calendar year, Tenant will pay to Landlord, in advance, 1/12 of the sum of such estimated amounts; provided that until such notice is given with respect to the ensuing calendar year, Tenant will continue to pay on the basis of the prior calendar year's estimate until the month after the month in which such notice is given. In the month Tenant first pays based on Landlord's new estimate, Tenant will pay to Landlord 1/12 of the difference between the new estimate and the prior year's estimate for each month which has elapsed since the beginning of the current calendar year. If at any time or times it appears to Landlord that Landlord's Premises Expenses or Taxes for the then-current calendar year will vary from Landlord's estimate by more than 10%, Landlord may, by notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year will be based upon the revised estimate.

               (b) Annual Settlement. As soon as practicable after the close of each calendar year, but in no event more than 90 days after the close of each calendar year, Landlord will deliver to Tenant its statement of Landlord's Premises Expenses and Taxes for such calendar year. If, on the basis of such statement, Tenant owes an amount that is less than the estimated payments previously made by Tenant for such calendar year, Landlord will either refund such excess amount to Tenant or credit such excess amount against the next Additional Rent payment(s), if any, due from Tenant to Landlord. If, on the basis of such statement, Tenant owes an amount that is more than the estimated payments previously made by Tenant for such calendar year, Tenant "-ill pay the deficiency to Landlord within 30 days after the delivery of such statement. If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, Landlord's Premises Expenses and Taxes applicable to the calendar year in which such commencement or termination occurs will be prorated on the basis of the number of days within such calendar year that are within the Term.

               (c) Final Payment. Tenant's obligation to pay Landlord's Premises Expenses and Taxes that accrue but are not paid for periods prior to the expiration OR early termination of the Term will survive such expiration or early termination. Prior to or as soon as practicable after the expiration or early termination of the Term, Landlord may submit an invoice to Tenant stating Landlord's estimate of the amount by which Landlord's Premises Expenses and Taxes through the date of such expiration or early termination will exceed Tenant's estimated payments for the calendar year in which such expiration or termination has occurred or will occur. Tenant will pay the amount of any such excess to Landlord within 30 days after the date of Landlord's invoices.

          3.3 TENANT'S TAXES. Tenant will pay, before delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon Tenant's leasehold improvements, trade fixtures, furnishings, equipment, or other personal property of Tenant located on the Premises, and any other taxes (including, without limitation, sales taxes and employee withholding taxes) which, if unpaid, could become a lien or charge against any such property and are not paid by Tenant as Taxes pursuant to Section 3.2. When possible, Tenant will cause such leasehold improvements, trade fixtures, furnishings, equipment, or other personal property to be assessed and billed separately from the property of Landlord. Tenant will reimburse Landlord upon demand for any and all such taxes billed to and paid by Landlord if Landlord is charged such taxes due to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises; (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is not lawful for Tenant to reimburse Landlord, the Base Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

          3.4 TAX CONTESTS. Landlord agrees to use reasonable efforts to contest Taxes in a manner similar to efforts being pursued by landlords of similar industrial or flex space properties containing similar tenants in the metropolitan area of the Building provided, however, in the event Landlord reasonably believes that the savings resulting from any such tax contest would be less than the costs incurred in connection therewith, Landlord will not be required to conduct any tax contest. Tenant will not contest Taxes. Landlord will pay to Tenant, Tenant's proportionate share of any refund in Taxes received by Landlord for a calendar year for which Tenant paid Taxes hereunder, net of Landlord's costs of obtaining such refund.

          3.5 LATE PAYMENTS. To compensate Landlord for its additional cost of processing late payments for any payment of Rent which is not received within 7 days after it is due, Tenant will pay a late charge of 1% of the late payment, but not less than $100 or more than $1,000. In addition, all amounts payable under this Lease by Tenant to Landlord, if not paid when due, will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 5% in excess of the then-current Prime Rate.

          3.6 RIGHT TO ACCEPT PAYMENTS. No receipt by Landlord of an amount less than Tenant's full amount due will be deemed to be other than payment "on account," nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.

4    PERMITTED USE AND OCCUPANCY.

          4.1 PERMITTED USE. Tenant agrees to use and occupy the Premises only for the Permitted Use and for no other purpose without the prior written consent of Landlord, which written consent shall not be unreasonably withheld or delayed.

          4.2  COMPLIANCE.

               (a) Use. Tenant agrees to use the Premises in a safe, careful and proper manner, and to comply, at Tenant's expense, with all Laws applicable to Tenant's use, occupancy or alteration of the Premises and with any Laws that require any alterations to the Building due to Tenant's status under such Laws, including without limitation, the ADA. If due to the nature or manner of any use or occupancy of the Premises by Tenant, any improvements or alterations to the Premises or Building are required to comply with any Laws, or with requirements of Landlord's insurers, then Tenant will pay all costs of the required improvements, alterations or changes in services. Tenant will not keep anything on the Premises for any purpose which increases the insurance premium cost or invalidates any insurance policy carried on the Premises by Landlord. Tenant will pay, as Rent and upon demand of Landlord, any such increased premium cost due to Tenant's use or occupation of the Premises. Tenant will not cause, maintain or permit any nuisance or waste in or about the Premises. In addition, except as expressly provided otherwise in the Lease, Tenant will keep the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat, noise, fumes, vapors or odors. If any item of equipment, building material or other property brought into the Building by Tenant or on Tenant's request causes a dangerous, noxious, toxic or offensive effect (including an environmental effect) and in Landlord's reasonable opinion such effect will not be permanent but will only be temporary and is able to be eliminated, then Tenant will not be required to remove such item, provided that Tenant promptly and diligently causes such effect to be eliminated. pays for all costs of elimination and indemnifies Landlord against all liabilities arising from such effect.

               (b) Hazardous Materials. Landlord and Tenant agree that, during the Term, each will comply with all Laws, including, without limitation, all Environmental Laws, governing, and all procedures established by Landlord for the use, abatement, removal, storage, disposal or transport of any Hazardous Substances and any required or permitted alteration, repair, maintenance, restoration, removal or other work in or about the Premises that involves or affects any Hazardous Substances. Except for the lawful use of cleaning-agents used in the course of regular janitorial service, no Hazardous Substances will be stored, used, released, produced, processed or disposed in, on or about, or transported to or from, the Premises by Tenant or any of Tenant's agents, employees, contractors or invitees, without first obtaining Landlord's express written consent (any Hazardous Substances which are stored, used, released, produced, processed or disposed in, on or about, or transported to or from, the Premises by any of such persons or entities are called "Tenant's Hazardous Substances"). If such approval is granted, any such use, storage or production of the Hazardous Substances shall be done in compliance with all Environmental Laws. Tenant, at its expense, will take all action necessary to restore the Building and Premises to the condition existing prior to the introduction of Tenant's Hazardous Substances, whether such action is required by any governmental authority in order to comply with applicable Laws or by Landlord in order for Landlord to make the same economic use of the Building, and Premises as Landlord could have made prior to the introduction of Tenant's Hazardous Substances. Such action may include, without limitation, the investigation of the environmental condition of the Building or Premises, the preparation of remediation plans or feasibility studies and the performance of cleanup, remedial, removal or restoration work. Tenant will obtain Landlord's written approval before undertaking any action required by this Section 4.2(b), which approval will not be unreasonably withheld or delayed so long, as the proposed actions will not have an avoidable material and adverse effect on the Building. Each party will indemnify and hold the other and the other's Affiliates harmless from and against any and all claims, costs and liabilities (including reasonable attorneys' fees) arising out of or in connection with any breach by such party of its covenants under this Section 4.2(b). The parties' obligations under this Section 4.2(b) will survive the expiration or early termination of the Term.

          4.3 SIGNS AND DISPLAYS. Tenant will not place, cause or permit to be placed and maintained on the exterior of the Premises any sign, awning, lettering or other advertising matter, unless previously approved by Landlord in Landlord's reasonable discretion. Landlord agrees to allow Tenant, subject to Landlord's reasonable approval, to apply for the maximum amount of signage allowable under applicable Laws.

5    UTILITIES, HVAC AND SECURITY.

          5.1 UTILITIES. Tenant will pay for all electricity, gas, water, sewer or other utility service provided to the Premises from and after the Commencement Date and will arrange with the providers of such services for separate metering and direct billing to Tenant. Neither Landlord nor its agents or employees will be liable to Tenant or any of Tenant's employees, agents or anyone claiming through or under Tenant, for any damages, injuries, losses, expenses, claims, or causes of action, because of any interruption, curtailment or discontinuance of any utility service nor shall any such interruption, curtailment or discontinuance be deemed an eviction or disturbance of Tenant's use or possession of the Premises or any part thereof, nor relieve Tenant from full performance of Tenant's obligations under this Lease; provided, however, that if any utility service to the Premises shall become unavailable for a period in excess of seventy-two (72) consecutive hours and such unavailability is directly and proximately caused by the gross negligence or intentional misconduct of Landlord, its agents, contractors or employees, all Base Rent shall abate until utility service to the Premises is restored.

          5.2 HVAC. Tenant will pay the cost for all heating, air conditioning and ventilation service provided to the Premises, including the cost of maintenance, repair, and replacement of same, including, without limitation, rooftop units. Tenant will maintain a preventative maintenance contract on the HVAC units in the Premises, which contract will provide for periodic maintenance in accordance with the manufacturer's specifications, by a contractor reasonably approved by Landlord. Tenant will deliver to Landlord a copy of such maintenance contract on or before the Commencement Date and each anniversary of the Commencement Date during the Term. In the event Tenant fails to maintain such preventative maintenance contract, Landlord, at its option, may arrange for such a preventative maintenance contract for the HVAC units; provided, however, Landlord has notified Tenant of such failure of Tenant to comply with the maintenance requirements set forth herein and Tenant has failed to cure such noncompliance within 30 days from receipt by Tenant of Landlord's notice, in which event the cost of such preventative HVAC maintenance will be billed directly to Tenant and will be paid within 10 days of receipt of invoice therefor. Landlord reserves the right to obtain preventative maintenance contracts on all the HVAC units on the Building, and to include the cost in Landlord's Premises Expenses.

          5.3 SECURITY. Tenant will be responsible for any security services to the Premises, but Tenant will only use security services which are reputable in the Boulder, Colorado market. In no event will landlord be liable to Tenant, and Tenant hereby waives any claim against Landlord and Landlord's Affiliates, for (a) any entry of third parties onto the Premises or into the Building; (b) any damage or injury to persons or property, or (c) any loss of property in or about the Premises or the Building occurring as a result of any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction or insufficiency of any security services provided by Landlord, unless such damage to the Premises was the result of Landlord's gross negligence or intentional misconduct.

6    REPAIRS.

          6.1 LANDLORD MAINTENANCE AND REPAIRS. Landlord will keep the exterior supporting, walls, foundations, roof and down spouting of the Building, and the parking areas, landscaping, and sidewalks on the Premises in reasonable condition and in good repair, provided that the costs of such maintenance and repairs will be included as Landlord's Premises Expenses as provided in this Lease.

          6.2 TENANT'S MAINTENANCE AND REPAIRS. Subject to the tenets of Articles 4, 10, and 12, and Section 5.1, Tenant will, at
               Tenant's own expense and at all times during the Term, maintain the Building, all windows and doors in the Building, and Tenant's furnishings, equipment, personal property, and trade fixtures in the Building, and any mechanical, plumbing, electrical, heating, ventilating, air conditioning, and the mechanical installations serving the Building ("Equipment"), in good working order, clean condition, and repair and in a condition that complies with all applicable Laws, including, without limitation, the replacement of the Equipment, fixtures and all broken glass (with a glass of the same size and quality), at Tenant's expense. Tenant will also be responsible for the cost of repairing all damage to the Premises or Building (or any equipment or fixtures in or serving the same) caused by Tenant or its subtenants, or an), of their respective agents, employees, contractors, licensees or invitees. All work done by Tenant or its contractors (which contractors will be subject to Landlord's reasonable prior written approval) is subject to Landlord's approval and must be done in a first-class workmanlike manner using, only grades of materials at least equal in quality to the materials being replaced and will comply with all insurance requirements and all applicable Laws. Tenant will not overload the electrical wiring and ventilation or utilities serving the Building and will install at Tenant's sole expense, after first obtaining Landlord's written approval, any additional electrical wiring that may be required in connection with Tenant's apparatus, equipment or fixtures. In the event that any warranties exist from time to time during the Term that cover and/or apply to any of the items required to be maintained and/or repaired by

               Tenant hereunder, Landlord shall, upon the prior written notice from Tenant, use reasonable efforts to assist Tenant in pursing warranty claims for such items; provided, however, that Landlord shall not be obligated to expend any cost or expense in pursuing, such warranty claims. Nothing contained herein shall obligate Landlord to make any repair or perform any maintenance which is the responsibility of Tenant under this Section 6.2.

          6.3 FAILURE TO MAINTAIN PREMISES. If Tenant fails to perform any of its obligations under Section 6.2, then Landlord may perform such obligations and Tenant will pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within 10 days after the date of Landlord's invoice therefor. For purposes of performing such obligations, or to inspect the Building, Landlord may enter the Building upon not less than 12 hours' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or Tenant's use of the Premises.

          6.4 NOTICE OF DAMAGE. Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty on the Premises;
               (b) any damage to or defect in the Building, including any fixtures or equipment in or serving the same, which was Caused by Tenant or its agents, employees, contractors or invitees, or for the repair of which Landlord might be responsible; and (C) any damage to or defect in any parts or appurtenances of the Equipment located in the Premises.

7 ALTERATION AND IMPROVEMENTS. Tenant may, from time to time, at its own expense make nonstructural changes, additions, and improvements to the Premises (including the Building) to better adapt the same to its business, provided that any such change, addition, or improvement exceeding $15,000.00 in total value shall be approved by Landlord subject to the terms and conditions described in Paragraphs 13 and 14 of Exhibit C attached to this Lease. All changes, additions and improvements to the Premises (including, the Building) (but excluding Tenant's trade fixtures), whether temporary or permanent in character, made or paid for by Landlord or Tenant will, without compensation to Tenant, become Landlord's property upon installation. If at the time Landlord consents to their installation, Landlord requests or approves the removal by Tenant of any such changes, additions or improvements upon termination of this Lease, Tenant will remove the same upon termination of this Lease as provided in Section 15.1. All other changes, additions and improvements will remain Landlord's property upon termination of this Lease and will be relinquished to Landlord in good condition, ordinary wear and tear excepted.

8 LIENS. Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Premises. Tenant will keep title to the Premises free and clear of any such lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys' fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. In case any such lien attaches, Tenant agrees to cause it to be immediately released and removed of record (failing which Landlord may do so at Tenant's sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with the court or Landlord, whichever is required by applicable Laws, a bond or other security in an amount reasonably acceptable to Landlord and any Lender which may be used by Landlord to release such lien if Tenant's contest is abandoned or is unsuccessful. If Landlord incurs any legal costs in causing the removal of such lien, Tenant will pay all legal costs incurred by Landlord, including, without limitation, Landlord's reasonable attorneys' fees. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released.

9    INSURANCE.

          9.1  LANDLORD'S INSURANCE.

               (k) During the Term as part of Landlord's Premises Expenses, Landlord will provide and keep in force the following, insurance for its benefit and the benefit of any Lender:

                    (1) all-risk or fire insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage relating to the Building (but excluding Leasehold Improvements, Equipment, and Tenant's documents, files, and work products),

                    (2) loss of rental income insurance or loss of insurable gross profits; and

                    (3) such other insurance (including boiler, machinery, earthquake, flood, and commercial general liability insurance) as Landlord reasonably elects to obtain or any Lender requires.

               (l) Insurance maintained by Landlord under this Section 9.1 will be in amounts that Landlord from time to time reasonably determines sufficient or any Lender requires; will be subject to such deductibles and exclusions as Landlord reasonably determines will, in the case of insurance under
                    Section 9.1(a)(1), permit the release of Tenant from certain liability under Section I 1.1; and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient.


          9.2 TENANT'S INSURANCE. During the Term, Tenant will provide and keep in force the following insurance:

               (a) Commercial general liability insurance relating to Tenant's business (carried on, in or from the Premises) and Tenant's use and occupancy of the Premises, for personal and bodily injury and death, and damage to others' property, with limits of not less than $2,000,000 for any one accident or occurrence;

               (b) All risk or fire insurance (including standard extended endorsement perils, leakage from fire protective devices and other water damage) relating, to Leasehold Improvements, Equipment, inventory and stock-in-trade on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a co-insurer and subject only to such deductibles and exclusions as Landlord may reasonably approve;

               (c) If any boiler or machinery is operated in the Premises, boiler and machinery insurance;

               (d) If Tenant operates owned, hired or non-owned vehicles on the Premises, automobile liability insurance with limits of not less than $1,000,000 combined bodily injury and property damage; and

               (e) Workers' compensation and employer's liability insurance in any amounts required to comply with applicable Laws.

               Landlord, Landlord's property manager (if any), and any Lender will be named as additional insureds in the policy described in
               Section 9.2(a), which will include cross liability and severability of interests clauses and will be on an 11 occurrence" (and not a "claims made") form. The policies described in Sections 9.2(b) and (c) will permit the release of Landlord from certain liability under Section 11.2. Tenant's insurance policies will be written by insurers that are rated A-IX or better by Best's Rating Guide and licensed in the State of Colorado, will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry, and will otherwise be upon such terms and conditions as Landlord from time to time reasonably requires, including limits on Tenant's deductibles. Tenant will file with Landlord, on or before the Commencement Date and at least 10 days before the expiration date of expiring policies, such copies of either current policies or certificates, or other proofs, as may be reasonably required to establish Tenant's insurance coverage in effect from time to time and payment of premiums. Tenant's insurers will agree to give Landlord and all other additional insureds at least 30 days' prior notice of any non-renewal, and at least 10 days' prior notice of any cancellation, of any insurance coverage required by this Section 9.2. If Tenant fails to insure or pay premiums, or to file satisfactory proof as required, Landlord may, upon a minimum of 24 hours' notice, effect such insurance and Tenant will pay to Landlord, on demand, the cost of any premiums paid by Landlord. Tenant shall be entitled to maintain an umbrella policy covering all of Tenant's assets.

10   DAMAGE OR DESTRUCTION.

          10.1 TERMINATION OPTIONS. If fire or other casualty damages the Building, Landlord will, promptly after learning of such damage. Notify Tenant in writing of the time necessary to repair or restore such damage, as estimated by Landlord's architect, engineer or contractor (the "Repair Notice"). If the damage renders the Premises or a material part of the Premises untenantable and such Repair Notice states that repair or restoration of all of such damage that was caused to the Premises cannot be completed within 180 days from the date of such damage (or within 30 days from the date of such damage if such damage occurred within the last 12 months of the Term), then Tenant will have the option to terminate this Lease. If such Repair Notice states that repair or restoration of all of such damage that was caused to the Building cannot be completed within 180 days from the date of such damage, or if such damage occurred within the last 12 months of the Term and such Repair Notice states that repair or restoration of all such damage that was caused to the Premises cannot be completed within 30 days from the date of such damage, or if such damage renders more than 50% of the rentable area of the Build in untenantable, or if such damage is not insured against by the insurance policies required to be maintained by Landlord according to Section 9.1, then Landlord will have the option to terminate this Lease. Any option to terminate granted above must be exercised by written notice to the other party given within 10 days after Landlord delivers to Tenant the Repair Notice. If either party exercises its option to terminate this Lease, the Term will expire and this Lease will terminate 10 days after notice of termination is delivered; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will be reduced to the reasonable value of any use or occupation of the Premises by Tenant during such period. If Tenant elects to terminate the Lease, Landlord will be entitled to up to a maximum of $802,912.00 of the proceeds of Tenant's insurance for Leasehold Improvements and Equipment (excluding Tenant's furnishings, equipment, personal property, and trade fixtures in the Building).

          10.2 REPAIR OBLIGATIONS. If the Building is damaged by fire or other casualty and neither party terminates this Lease according to
               Section 10.1, then Landlord will repair and restore such damage with reasonable promptness, subject to delays for insurance adjustments and delays caused by matters beyond Landlord's control. However, Landlord will not be required to spend more for such repair and restoration than the insurance proceeds available to Landlord as a result of the fire or other casualty. To the extent Tenant is responsible for insuring Leasehold Improvements, Equipment, and Tenant's inventory and stock-in-trade, Tenant agrees, promptly upon notice from Landlord that Landlord is repairing the Building, to file such claims and pursue such repairs to the Premises in order to rebuild the Leasehold Improvements and Equipment to reopen Tenant's business within 20 days after the completion of Landlord's repairs. Landlord will have no liability to Tenant and Tenant will not be entitled to terminate this Lease if Landlord's repairs and restoration are not in fact completed within the estimated time period, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion. In no event will Landlord be obligated to repair, restore or replace any of the property required to be insured by Tenant according to Section 9.2.

          10.3 RENT ABATEMENT. If any fire or casualty damage renders the Premises untenantable and if this Lease is not terminated according to Section 10.1, then Rent will abate beginning on the date of such damage. Such abatement will end on the earlier of 30 days after the date Landlord has substantially completed the repairs and restoration Landlord is required to perform according to Section 10.2 or the date Tenant accepts the Premises for occupancy. Such abatement will be in an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises. In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of a portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant's business and use of such portion of the Premises during the period of repair.

11   WAIVERS AND INDEMNITIES.

          11.1 LANDLORD'S WAIVERS. Tenant and its Affiliates will not be liable or in any way responsible to Landlord for, and Landlord waives all claims against Tenant and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Landlord under Section 9.1(a)(1), so long as such loss, injury or damage results from or in connection with this Lease or Tenant's use and occupancy of the Premises.

          11.2 TENANT'S WAIVERS. Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or its agents or employees, Landlord and its Affiliates will not be liable or in any way responsible for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) injury or damage to persons or property resulting, from fire, explosion, failing plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by the public or by construction of any private or public work. In addition, Landlord and its Affiliates will not be liable or in any way responsible to Tenant for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Tenant under Sections 9.2(b) or 9.2(c), so long as such loss, injury or damage results from or in connection with this Lease.

          11.3 LANDLORD'S INDEMNITY. Subject to Section 11.2 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Tenant, its subtenants or licensees, or any of their respective agents, employees or invitees, Landlord will indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any willful or negligent act or omission or breach of this Lease by Landlord or its agents or employees. Landlord's obligations under this Section 1 1.3 will survive the expiration or early termination of the Term.

          11.4 TENANT'S INDEMNITY. Subject to Section I 1. I and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or its agents or employees, Tenant will indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any willful or negligent act or omission of or breach of this Lease by Tenant, its subtenants or licensees, or any of their respective agents, employees or invitees. Tenant's obligations under this Section 1 1.4 will survive the expiration or early termination of the Tenn.

12   CONDEMNATION.

          12.1 FULL TAKING. If all or substantially all of the Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain. or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when the condemning authority takes physical possession of the Premises.

          12.2 PARTIAL TAKING.

               (a) Landlord's Termination of Lease. If only part of the Building- or Premises is thus taken or sold, and if after such partial taking in Landlord's reasonable judgment, alteration or reconstruction of any affected improvements necessary for Tenant's use and enjoyment of the Premises is not economically justified, then Landlord (whether or not the Building is affected) may terminate this Lease by giving written notice to Tenant within 60 days after the taking.

               (b) Tenant's Termination of Lease. If over 20% of the Building-is thus taken or sold, Tenant may terminate this Lease if in Tenant's reasonable judgment the Building cannot be operated by Tenant in an economically viable fashion because of such partial taking,. Such termination by Tenant must be exercised by written notice to Landlord given not later than 60 days after Tenant is notified of the taking of the Building.

               (c) Effective Date of Termination. Termination by Landlord or Tenant will be effective as o the date when physical possession of the applicable portion of the Building or Premises is taken by the condemning authority.

               (d) Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking, of a portion of the Premises, the Rent payable under this Lease will be diminished b an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is no terminated upon a partial taking, of the Building, or Premises, Landlord will, at Landlord's sole expense promptly restore and reconstruct the Building- and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration o reconstruction an amount in excess of the net amount received by Landlord as compensation or damage for the part of the Building or Premises so taken. In the event landlord is unable to restore and reconstruct the Building and Premises to substantially their former condition to the extent the same is acceptable to Tenant, in Tenant's reasonable business judgment, Tenant may terminate this Lease. Such termination by Tenant must be exercised by written notice to Landlord given not later than 30 days after Tenant is notified of the completion of such restoration and reconstruction of the Building, and Premises.

          12.3 AWARDS. As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Premises, including an award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant's trade fixtures or personal property or for moving expenses, business relocation expenses or damages to Tenant's business incurred as a result of such condemnation.

13   ASSIGNMENT AND SUBLETTING.

          13.1 LIMITATION. Except as permitted in Section 13.7, "without Landlord's prior written consent, Tenant will not assign all or any of its interest under this Lease, sublet all or any part of the Premises or permit the Premises to be used by any parties other than Tenant and its employees.

          13.2 NOTICE OF PROPOSED TRANSFER; LANDLORD'S OPTIONS. If Tenant desires to enter into an assignment of this Lease or a sublease of all or any part of the Premises, Tenant will first give Landlord written notice, at least 30 days prior to the proposed assignment or sublease, of the proposed assignment or sublease, which notice will contain (a) the name and address of the proposed transferee, (b) the proposed use of the Premises if other than the Permitted Use, (c) statements reflecting the proposed transferee's current financial condition and income and expenses for the past two years, and (d) the principal terms of the proposed assignment or sublease. Tenant shall not permit the proposed transferee to occupy the Premises, or a portion thereof, without Landlord's written consent. Except in the case of any transfer permitted under Section 13.7, Landlord will have the option, which must be exercised, if at all, by notice given to Tenant within 20 days after Landlord's receipt of Tenant's notice of the proposed transfer, either (a) if Tenant's notice relates to a subletting, to sublet from Tenant such space as i described in the notice for such portion of the Term as is described in the notice, upon the same terms and condition and for the same Rent (apportioned, as appropriate, to the amount of such space) as provided in this Lease; or (b) i such notice relates to an assignment, to become Tenant's assignee.

          13.3 CONSENT NOT TO BE UNREASONABLY WITHHELD. If Landlord does not exercise its applicable option under Section 13.2, then Landlord will not unreasonably withhold or delay ITS consent to the proposed assignment o subletting if each of the following conditions is satisfied:

               (a) the proposed transferee, in Landlord's opinion, has sufficient financial capacity an business experience to perform Tenant's obligations under this Lease;

               (b) the proposed transferee will make use of the Premises which in Landlord's reasonable opinion (1) is lawful; (2) is consistent with the Permitted Use of the Premises under this Lease; (3) i consistent with the general character of uses conducted by the other occupants of the Gunbarrel Technical Center; (4) will not increase the likelihood of damage or destruction to the Building; (5) will not increase the rate of wear and tear to the Building; and (6) will not cause an increase in insurance premiums for insurance policies applicable to the Building;

               (c) the proposed transferee does not have a poor reputation in the general business community (such as a reputation for engaging in illegal or unethical business practices);

               (d) if the proposed transfer is a sublease, the rent which the proposed transferee will be required to pay will be equal to at least 90% of the then-current market rent for the portion of the premises being sublet;

               (e) the proposed transferee, at the time of the proposed transfer, is neither a tenant in any building owned or managed by Landlord or any Affiliate of Landlord in the same county in which the Building is located, nor a party with whom Landlord is then negotiating for the lease of space in the Gunbarrel Technical Center;

               (f) at the time of the proposed transfer no "Default" (as defined in Section 19.1) exists under this Lease beyond any applicable notice and cure period; and

               (g) the proposed transferee or Tenant will pay Landlord's reasonable costs associated with Landlord's review and approval of the proposed transfer, including, without limitation, attorneys' fees and costs.

          13.4 FORM OF TRANSFER. If Landlord consents to a proposed assignment or sublease, Landlord's consent will not be effective unless and until Tenant delivers to Landlord an original duly executed assignment or sublease, as the case may be, that provides, in the case of a sublease, that the subtenant will comply with all applicable terms and conditions of this Lease and, in the case of an assignment, an assumption by the assignee of all of the terms, covenants and conditions which this Lease requires Tenant to perform.

          13.5 PAYMENTS TO LANDLORD. If Landlord does not exercise its applicable option under Section 13.2 and Tenant effects an assignment or sublease, then Landlord will be entitled to receive and collect, either from Tenant or directly from the transferee, 50% of the amount by which the consideration required to be paid by the transferee for the use and enjoyment of Tenant's rights under this Lease (after deducting from such consideration Tenant's reasonable costs incurred in effecting the assignment or sublease) exceeds the Rent payable by Tenant to Landlord allocable to the transferred space. Such percentage of such amount will be payable to Landlord at the time(s) Tenant receives the same from its transferee (whether in monthly installments, a lump sum, or otherwise). Landlord hereby agrees that Tenant shall be entitled to retain the remaining 50% of the amount by which the consideration required to be paid by the transferee for the use and enjoyment of Tenant's rights under this Lease exceeds the Rent payable by Tenant to Landlord allocable to the transferred space.

          13.6 Change of Ownership. Any change by Tenant in the form of its legal organization (such as, for example, a change from a general to a limited partnership), any transfer of 5 1 % or more of Tenant's assets, and any other transfer of interest effecting a change in identity of persons exercising effective control of Tenant will be deemed an "assignment" of this Lease requiring Landlord's prior written consent. The transfer of any outstanding capital stock of a corporation whose stock is publicly traded will not, however, be deemed a "transfer of interest" under this
               Section 13.6. Landlord acknowledges that Tenant plans to initiate an initial public offering, ("IPO") of Tenant's stock sometime prior to or during the Term and Landlord expressly agrees that Tenant's IPO does not constitute an "assignment" of this Lease requiring Landlord's prior written consent.

          13.7 Permitted Transfers. Tenant may, upon notice to Landlord but without obtaining Landlord's consent, assign this Lease or sublease all or any part of the Premises to a wholly-owned subsidiary of Tenant or the parent of Tenant, providing, that the financial statements of the resulting entity are better than, or equal to, those of the initial Tenant.

          13.8 Effect of Transfers. No subletting, or assignment will release Tenant from any of its obligations under this Lease unless Landlord agrees to the contrary in writing Acceptance of Rent by Landlord from any person other than Tenant will not be deemed a waiver by Landlord of any provision of this Section 13.8. Consent to one assignment or sub-letting will not be deemed consent to any subsequent assignment or subletting. In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord will not work a merger and will, at Landlord's option, terminate all or any subleases or operate as an assignment to Landlord of all or any subleases; such option will be exercised by notice to Tenant and all known subtenants in the Premises.


14 PERSONAL PROPERTY. Tenant may install in the Premises its personal property (including- Tenant's usual trade fixtures) in a proper manner, provided that no such installation will interfere with or damage the mechanical, plumbing or electrical systems or the structure of the Building, and provided further that if such installation would require any change, addition or improvement to the Premises, such installation will be subject to Section 7. Any such personal property installed in the Premises by Tenant (a) may be removed from the Premises from time to time in the ordinary course of Tenant's business or in the course of making any changes, additions or improvements to the Premises permitted under Section 7, and (b) will be removed by Tenant at the end of the Term according to
     Section 15.1. Tenant will promptly repair at its expense any damage to the Premises and the Building resulting from such installation or removal.

15   END OF TERM.

          15.1 SURRENDER. Upon the expiration or other termination of the Term, Tenant will immediately vacate and surrender possession of the Premises in good order, repair and condition, except for ordinary wear and tear. Upon the expiration or other termination of the Term, Tenant agrees to remove (a) all chances, additions and improvements to the Premises the removal of which Landlord requested or approved according to Section 7 at the time Landlord consented to their installation, and (b) all of tenant's trade fixtures, furnishings, equipment and other personal property. Tenant will pay Landlord on demand the cost of repairing any damage to the Premises or Building caused by the installation or removal of any such items. Any of Tenant's property remaining on the Premises will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property.

          15.2 HOLDING OVER. Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the Expiration Date with Landlord's prior written consent, Tenant will be deemed to be a tenant from month to month, at a monthly Base Rent, payable in advance, equal to an amount agreed to in writing by Landlord and Tenant, but in no event less than the monthly Base Rent payable during the last Lease Year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy. If Tenant holds over after the Expiration Date without Landlord's prior written consent, Tenant will be deemed a tenant at sufferance, at a daily Base Rent, payable in advance, equal to 150% of the Base Rent per day payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a tenancy at sufferance.

16 ESTOPPEL CERTIFICATES. Promptly upon Landlord's request after Tenant has occupied the Premises, Tenant will execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit A. In addition, Tenant agrees that at any time and from time to time (but on not less than 10 days' prior request by Landlord), Tenant will execute, acknowledge and deliver to Landlord a certificate indicating- any or all of the following:
     (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating- the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that no default by Landlord or Tenant exists which has not been cured, except as to defaults stated in such certificate-, (e) that Tenant has no existing- defenses or setoffs to enforcement of this Lease, except as specifically stated in such certificate: (o provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building.

17   TRANSFERS OF LANDLORD'S INTEREST.

          17.1 SALE, CONVEYANCE AND ASSIGNMENT. Subject only to Tenant's rights under this Lease, nothing, in this Lease will restrict Landlord's right to sell, convey, assign or otherwise deal with the Premises or Landlord's interest under this Lease.

          17.2 EFFECT OF SALE, CONVEYANCE OR ASSIGNMENT. A sale, conveyance or assignment of the Premises will automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; and Tenant will look solely to Landlord's transferee for performance of Landlord's obligations relating TO the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord's transferee.

          17.3 SUBORDINATION AND NONDISTURBANCE. This Lease is and will be subject and subordinate in all respects to any Encumbrance. With respect to any Encumbrance first encumbering the Building subsequent to the Date of this Lease, upon Tenant's request, Landlord will use its good faith efforts to cause the Lender to agree (either in the Encumbrance or in a separate agreement with Tenant) that so long as Tenant is not in default of its obligations under this Lease, this Lease will not be terminated and Tenant's possession of the Premises will not be disturbed by the termination or foreclosure, or proceedings for enforcement, of such Encumbrance. While such subordination will occur automatically, Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to promptly execute and deliver to Landlord or any Lender such instrument(s) as may be reasonably required to evidence such subordination. In the alternative, however, any Lender may unilaterally elect to subordinate its Encumbrance to this Lease.

          17.4 ATTORNMENT. If the interest of Landlord is transferred to any person (a "Transferee") by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Transferee. Upon attornment this Lease will continue in full force and effect as a direct lease between the Transferee and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease, except that the Transferee will not be: (a) liable for any act or omission of an prior landlord, including, Landlord (but such exemption will not excuse the Transferee from the performance of any obligations of the landlord under this Lease required to be performed subsequent to the transfer to the Transferee)-, (b) subject to any offsets or defenses which Tenant might have against any prior landlord, including, Landlord (excluding, any express right of abatement granted under this Lease, provided that the Lender who held the Encumbrance the enforcement of which resulted in the transfer to the Transferee (the "Foreclosing Lender") was afforded any notice and cure rights to which it was entitled under Section 20.1 with respect to the matter that gave rise to such express right of abatement); (c) bound by any Rent or advance Rent which Tenant might have paid for more than the current month or the next succeeding month to any prior landlord, including Landlord, and all such Rent will remain due and owing, regardless of such advance payment; (d) obligated for repayment to Tenant of the Security Deposit or any other security or advance rental deposit made by Tenant, except to the extent the same is paid over to the Transferee; or (e) bound by any termination, amendment or modification of this Lease (other than one expressly contemplated by the terms of this Lease and effected according to such express terms, such as termination b, Landlord due to a Default by Tenant) made without the written consent of the Foreclosing Lender. Tenant agrees, upon request by and without cost to the Transferee, to promptly execute and deliver to the Transferee such instrument(s) as may be reasonably required to evidence such attornment.

18 RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the Rules and Regulations set forth on Exhibit B and with all reasonable modifications and additions to such Rules and Regulations (which will be applicable to all Building tenants) from time to time adopted by Landlord and of which Tenant is notified in writing. No such modification or addition will contradict or abrogate any right expressly granted to Tenant under this Lease.

19   TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

          19.1 DEFAULT. Each of the following events will constitute a material breach by Tenant and a "Default" under this Lease:

               (a) Failure to Pay Rent. Tenant fails to pay Base Rent, Additional Rent or any other Rent payable by Tenant under the terms of this Lease when due, and such failure continues for 7 days after written notice from Landlord to Tenant of such failure; provided that with respect to Base Rent, Landlord's Premises Expenses and Taxes, Tenant will be entitled to only two notices of such failure during any Lease Year and if, after two such notices are given in any Lease Year, Tenant fails, during such Lease Year, to pay any such amounts when due. Such failure will constitute Default without further notice by Landlord or additional cure period.

               (b) Failure to Perform Other Obligations. Except as otherwise specifically provided in this Lease, Tenant breaches or fails to comply with any other provision of this Lease applicable to Tenant, and such breach or noncompliance continues for a period of 30 days after notice by Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such 30-day period, Tenant does not IN good faith commence to cure such breach or noncompliance within such 30-day period or does not diligently complete such cure within 90 days after such notice from Landlord. However, if such breach or noncompliance causes or results in (1) a dangerous condition on the Premises or Building, or
                    (2) any insurance coverage carried by Landlord or Tenant with respect to the Premises or Building- being jeopardized, then a Default will exist if such breach or noncompliance is not cured as soon as reasonably possible after notice by Landlord to Tenant, and in any event is not cured within 30 days after such notice. For purposes of this Section 19.1(b), financial inability will not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the provisions of this Lease.

               (c) Non-Occupancy of Premises. Tenant fails to occupy and use the Premises within 60 days after the Commencement Date or leaves substantially all of the Premises unoccupied for 30 consecutive days or vacates and abandons substantially all of the Premises.

               (d) Transfer of Interest Without Consent. Tenant's interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other party in violation of
                    Section 13.

               (e) Execution and Attachment Against Tenant. Tenant's interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within 30 days after levy.

               (f) Bankruptcy or Related Proceedings. Tenant files a petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency Laws, or voluntarily takes advantage of any such Laws by answer or otherwise, or dissolves or makes an assignment for the benefit of creditors, or involuntary proceedings under any such Laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee IS appointed for the Premises or for all or substantially all of Tenant's property, and such proceedings are not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

          19.2 REMEDIES. Time is of the essence. If any Default occurs, Landlord will have the right, at Landlord's election, then or at any later time, to exercise any one or more of the remedies described below. Exercise of any of such remedies will not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

               (a) Cure by Landlord. Landlord may, at Landlord's option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Default in such manner and to such extent as Landlord deems necessary or desirable. Landlord may do so without additional demand on, or additional written notice to, Tenant and without giving Tenant an additional opportunity to cure such Default. Tenant covenants and agrees to pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking, any such action, including reasonable attorney's fees, together with interest at the rate described in Section 3.5, from the date of payment of any such advances, costs and expenses by Landlord.

               (b) Termination of Lease and Damages. Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant will remain liable to Landlord for damages in an amount equal to the Base Rent, Taxes, Landlord's Premises Expenses and other Rent which would have been owing by Tenant for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such recovery of possession or reletting. Landlord will be entitled to collect and receive such damages from Tenant on the days on which such Rent would have been payable if this Lease had not been terminated. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (1) all unpaid Base Rent, Landlord's Premises Expenses, Taxes and other Rent for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the rate described in Section 3.5), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the termination date; plus (2) the present value at the time of termination (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the termination date) of the amount, if any, by which (A) the aggregate of such Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after termination (with respect to Landlord's Premises Expenses and Taxes, such aggregate will be calculated by assuming that Landlord's Premises Expenses and Taxes for the calendar year in which termination occurs and for each subsequent calendar year remaining, in the Term if this Lease had not been terminated will increase by 4% per year over the amount of Landlord's Premises Expenses and Taxes for the prior calendar year), exceeds (B) the amount of such Rent which Landlord will receive for the remainder of the Term from any relenting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing, brokers' commissions and other costs which Landlord has incurred or might incur in leasing, the Premises to a new tenant; plus (3) interest on the amount described in (2) above from the termination date to the date of the award at the rate described in Section 3.5.

               (c) Repossession and Reletting. Landlord may reenter and take possession of all or any part of the Premises, without additional demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using, such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following, any reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord may, from time to time, but will not be obligated to, relet all or any part of the Premises for Tenant's account, for such term or terms and on such conditions and other terms as Landlord, in its discretion, determines. Landlord hereby acknowledges, however, that Landlord shall mitigate its damages to the extent required by applicable Laws. Landlord may make such repairs, alterations or improvements as Landlord considers appropriate to accomplish such reletting, and Tenant will reimburse Landlord upon demand for all costs and expenses, including attorneys' fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord will in no way be responsible or liable for any failure to relet the Premises or for any inability to collect an, rent due upon such reletting. Regardless of Landlord's recovery of possession of the Premises, Tenant will continue to pay on the dates specified in this Lease, the Rent which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (1) all unpaid Base Rent, Taxes and Landlord's Premises Expenses and other Rent for any period prior to the repossession date (including interest from the due date to the date of the award at the rate described in
                    Section 3.5), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the repossession date; plus (2) the present value at the time of repossession (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the repossession date) of the amount, if any, by which (A) the aggregate of such Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after repossession (with respect to Landlord's Premises Expenses and Taxes, such aggregate will be calculated by assuming that Landlord's Premises Expenses and Taxes for the calendar year in which repossession occurs and for each subsequent calendar year remaining in the Term if Landlord had not repossessed the Premises will increase by 4% per year over the amount of Landlord's Premises Expenses and Taxes for the prior calendar year), exceeds (B) the amount of such Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing, the Premises to a new tenant; plus (3) interest on the amount described in (2) above from the repossession date to the date of the award at the rate described in Section 3.5. In no event will Landlord be required to pay Tenant any excess amounts if Landlord successfully relets the Premises.

               (d) Bankruptcy Relief. Nothing contained in this Lease will limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.

20   LANDLORD'S DEFAULT AND TENANT'S REMEDIES.

          20.1 DEFAULT. If Tenant believes that Landlord has breached or failed to comply with any provision of this Lease applicable to Landlord, Tenant will give written notice to Landlord describing the alleged breach or noncompliance. Landlord will not be deemed in default under this Lease if Landlord cures the breach or noncompliance within 20 days after receipt of Tenant's notice or, if the same cannot reasonably be cured within such 20-day period, if Landlord in good faith commences to cure such breach or noncompliance within such period and then diligently pursues the cure to completion. Tenant will also send a copy of such notice to any Lender of whom Tenant has been notified in writing and such Lender will also have the right to cure the breach or noncompliance within the period of time described above.

          20.2 REMEDIES. If Landlord breaches or fails to comply with any provision of this Lease applicable to Landlord, and such breach or noncompliance is not cured within the period of time described in Section 20.1, then Tenant may exercise any right or remedy available to Tenant at law or in equity, except to the extent expressly waived or limited by the terms of this Lease.

21   SECURITY DEPOSIT.

          21.1 DEPOSIT. Upon execution of this Lease, Tenant will deposit the Security Deposit with Landlord. The Security Deposit will be used solely as security for Tenant's faithful and diligent performance of all of Tenant's obligations under this Lease, including payment of Rent. The Security Deposit will remain in Landlord's possession for the entire Ten-n, and Landlord will not be required to segregate it from Landlord's general funds, unless required by Law. Tenant will not be entitled to any interest on the Security Deposit, unless required by Law.

          21.2 USE AND RESTORATION. If Tenant fails to perform any of its obligations under this Lease, Landlord may, at its option, use, apply or retain all or any part of the Security Deposit for the payment of (a) any Rent in arrears; (b) any expenses Landlord may incur as a direct or indirect result of Tenant's failure to perform; and (c) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant's failure to perform. If Landlord so uses or applies all or any portion of the Security Deposit, Landlord will notify Tenant of such use or application and Tenant will, within 10 days after the date of Landlord's notice, deposit with Landlord a sum sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to such use or application. Tenant's failure to so restore the Security Deposit will constitute Default.

          21.3 TRANSFERS. Tenant will not assign or encumber the Security Deposit without Landlord's express written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance unless Landlord has given its consent. Landlord shall, at any time and from time to time, transfer the Security Deposit to any purchaser or lessee of the Building. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Security Deposit.

          21.4 REFUND. Provided that Tenant has fully and faithfully performed all of its obligations under this Lease, Landlord will refund the Security Deposit, or any balance remaining, to Tenant or, at Landlord's option, to the latest assignee of Tenant's interest under this Lease, within 60 days after the expiration or early termination of the Term and Tenant's vacation and surrender of the Premises to Landlord in the condition required by Section 15.
               1. If Tenant fails to make any final estimated payment of Landlord's Premises Expenses and Taxes required by Landlord according to Section 3.2(c), Landlord may withhold such final payment from the amount of the Security Deposit refund.

22 BROKERS. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating, this Lease except the Broker. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Broker to be paid by Landlord according to Section I.I (n). Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting, from any claims asserted against either party by brokers or agents claiming through the other party. Tenant hereby acknowledges that Tenant does not have any separate agreement with the Broker.

23 LIMITATIONS ON LANDLORD'S LIABILITY. Any liability for damages, breach, or nonperformance by Landlord or arising out of the subject matter of, or the relationship created by, this Lease will be collectible only out of Landlord's interest in the Premises and no personal liability is assumed by, or will at any time be asserted against, Landlord, its Affiliates, shareholders, partners, owners or members, Landlord's property manager or asset manager, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant.

24 NOTICES. All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person to a party who acknowledges receipt in writing; or (b) one business day after deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgment of receipt; or (c) two business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, Landlord's Address. and in the case of notices to Tenant, Tenant's Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 24.

25    MISCELLANEOUS.

            25.1 BINDING EFFECT. Each of the provisions of this Lease will extend to bind or inure to the benefit of, as the case may be, Landlord and Tenant. and their respective heirs, successors and assigns, provided this clause will not permit any transfer by Tenant contract to the provisions of Section 13.

            25.2 COMPLETE AGREEMENT; MODIFICATION. All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless in writing sign by such party.

            25.3 DELIVERY FOR EXAMINATION. Submission of the form of the Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.

            25.4 NO AIR RIGHTS. This Lease does not grant any easements or rights for light, air, or view. Any diminution or blockage of light, air, or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

            25.5 ENFORCEMENT EXPENSES. Each party agrees to pay, upon demand, all of the other party's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing the other party's obligations under this Lease.

            25.6 NO WAIVER. No waiver of any provision of this Lease will be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver will affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

            25.7 RECORDING; CONFIDENTIALITY. Tenant will not record this Lease, or a short form memorandum, without Landlord's written consent and any such recording without Landlord's written consent will be Default. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord's prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to Tenant's accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant's business purposes, without such prior consent.

            25.8 CAPTIONS. The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.

            25.9 INVOICES. All bills or invoices to be given by Landlord to Tenant will be sent to Tenant's Address. Tenant may change Tenant's Address by notice to Landlord given according to
                  Section 24. If Tenant fails to give Landlord specific written notice of its objections within 60 days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.

            25.10 SEVERABILITY. If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

            25.11 JURY TRIAL. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY
                  ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANT'S USE AND OCCUPANCY OF THE PREMISES, OR THE RELATIONSHIP OF LANDLORD AND TENANT. HOWEVER, SUCH WAIVER OF JURY TRIAL WILL NOT APPLY TO ANY CLAIMS FOR PERSONAL INJURY.

            25.12 AUTHORITY TO BIND. The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease according to its terms.

            25.13 ONLY LANDLORD/TENANT RELATIONSHIP. Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant. Tenant has only a usufruct not subject to levy and sale and not assignable by Tenant except as set forth in this Lease.

            25.14 GOVERNING LAW. This Lease will be governed by and construed according to the laws of the State of Colorado.

            25.15 EXHIBITS. The following exhibits are attached to and made a part of this Lease by this reference:

                        Exhibit A                 Occupancy Estoppel Certificate
                        Exhibit B                 Rules and Regulations
                        Exhibit C                 Work Letter

                  Having read and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the date.

TENANT:                                LANDLORD:

                                       DaPuzzo Investment Group, LLC, a Colorado
ILX Lightwave, A Minnesota Company     limited liability company

By: /s/ Lawrence A. Johnson            By: /s/ Douglas C. DaPuzzo
    ------------------------------         -------------------------------------

Printed Name: Lawrence A. Johnson      Name: Douglas C. DaPuzzo
              --------------------

Title: President and CEO               Title: Manager
       ---------------------------


STATE OF MONTANA                        )
                                        ) ss:
COUNTY OF GALLATIN                      )

          The foregoing instrument was acknowledged before me this 21 day of September 2000, by Lawrence A. Johnson as President/CEO of ILX Lightwave, a Minnesota corporation.

          Witness my hand and official seal.

          My commission expires:  3/25/2004.

                                        [ILLEGIBLE]
                                        ----------------------------------------
                                        Notary Public

STATE OF COLORADO                       )
                                        )ss:
COUNTY OF BOULDER                       )

          The foregoing instrument was acknowledged before me this 22nd day of September, 2000, by Douglas C. DaPuzzo, as Manager of DaPuzzo Investment Group, LLC, a Colorado limited liability company.

          Witness my hand and official seal.

          My commission expires:  4/28/2003.

                                        Christine M. Holland
                                        ----------------------------------------
                                        Notary Public

                                 [NOTARY SEAL]

                                    EXHIBIT A
                             6797 WINCHESTER CIRCLE
                         OCCUPANCY ESTOPPEL CERTIFICATE

          THIS OCCUPANCY ESTOPPEL CERTIFICATE (this "Certificate") is made upon
this       day of                   , 200 , by ILX Lightwave., a Minnesota
corporation (the "Tenant"), with respect to and forming a part of that certain
Lease Agreement (the "Lease") dated                                  2000,
between DaPuzzo Investment Group, LLC, a Colorado limited liability company (the "Landlord") and Tenant for the property and building located at 6797 Winchester Circle, Boulder, Colorado (the "Premises").

          In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary, or ground lessor of all or a portion of the Premises, Tenant certifies as follows:

          1. Except for those terms expressly defined in this Certificate, all initially capitalized terms will have the meanings stated for such terms in the Lease.

          2. The Commencement Date occurred on and the Expiration Date will
occur on                      .

          3. Tenant's obligation to make monthly payments of Base Rent under the
Lease began (or will begin) on              and is paid current through the date
of this Certificate.

          4. Tenant's obligation to make monthly estimated payments of Additional Rent under the Lease and is paid current through the date of this Certificate.

          5. Tenant has accepted the Premises, and all leasehold improvements and other work required to be performed by Landlord under the Lease have been satisfactorily completed.

          6. Tenant has no existing offset, credit, or defense to the payment of any Rent.

          IN WITNESS WHEREOF, Tenant has executed this Certificate as of the day and year first written above.

                                     TENANT:

                                     ILX Lightwave, a Minnesota corporation


                                     By
                                        ----------------------------------------

                                     Printed Name
                                                  ------------------------------

                                     Title
                                           -------------------------------------

                                    EXHIBIT B
                             6797 WINCHESTER CIRCLE
                              RULES AND REGULATIONS

        Tenant covenants and agrees to comply with the following rules and regulations as they may be modified or amended during the Term. Landlord will not be responsible to Tenant for the nonperformance of such rules and regulations by any other tenant or occupant of the Building.

1. No awning or other projections shall be attached to the outside walls of the Building without, in each instance, the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

2. No sign, advertisement, display, notice, or other lettering, shall be exhibited, inscribed, painted, or affixed on any part of the outside of the Building without, in each instance, the prior written consent of Landlord. All such signs, displays, advertisements, and notices of Tenant so approved by Landlord shall be maintained by Tenant in good and attractive condition at Tenant's expense and risk.

3. No aerial, dish, antenna or telecommunications tower shall be erected on the roof or exterior walls of the Building, or on the grounds of the Premises without, in each instance, the prior written consent of Landlord. Any such item so installed without such written consent shall be subject to removal without notice at any time.

4. No loud speakers, television sets, phonographs, radios, musical instruments or other devices shall be used in a manner so as to be heard or seen off the Premises without the prior written consent of Landlord.

5. Tenant shall not make or permit any noise, odor or gases which Landlord deems objectionable to emanate from the Premises. Tenant shall not suffer, allow, or permit any vibration, light, or other effect to emanate from the Premises, or from any machine or other installation therein, or otherwise suffer, allow, or permit the same to constitute a nuisance or otherwise interfere with the safety, comfort, or convenience of Landlord or any of the other occupants of the Gunbarrel Technical Center. Upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant agrees to forthwith remove or control the same.

6. During the last nine months of this Lease, or any renewal or extension thereof, or at any time that Tenant may be in default hereunder, Landlord shall have the right, upon reasonable advance notice, to enter the Premises at all reasonable times during usual business hours for the purpose of showing the same to prospective tenants. Landlord may also place signs on the exterior of the Building which are visible from the exterior off the Premises, for the purpose of advertising the availability of the Premises for lease.

7. Tenant shall not permit its employees, licensees or invitees, to smoke any tobacco products in the vicinity of any entrance to the Building. With Landlord's prior consent, which will not be unreasonably withheld or delayed, Tenant may establish an outdoor smoking area in the rear of the Building that is not visible from Winchester Circle. Tenant shall keep such area free of cigarette butts and other trash and debris.

                                    EXHIBIT C
                                   WORK LETTER

         1. Controlling Document; Terms. If there is any conflict or inconsistency between the provisions of the Lease and those of this Exhibit C (this "Work Letter"), the provisions of this Work Letter will control. Except for those terms expressly defined in this Work Letter, all initially capitalized terms will have the meanings stated for such terms in the Lease. The following terms, which are not defined in the Lease, have the meanings indicated:

         (a)      "Scheduled Commencement Date" means February 1, 2001.

         (b) "Commencement Date" means the first day of the Term, which will be the Scheduled Commencement Date, unless the Commencement Date is extended according to Paragraph 4 below.

         (c) "Landlord's Representative" means Doug DaPuzzo. Landlord may designate another person as Landlord's Representative at any time by three days' prior written notice to Tenant.

         (d) "Tenant's Representative" means Kevin Smith of Creative Project Solutions, Inc. Tenant may designate another person as Tenant's Representative at any time by three days' prior written notice to Landlord.

         (e)      "Submission Date" means September 22, 2000.

         (f)      "Landlord's Allowance" means $802,912.00.

         (g) "Leasehold Improvements" means all alterations, leasehold improvements and installations to be constructed or installed by Landlord for Tenant in the Building according to this Work Letter, as described in the Construction Documents, but excluding, any Base Building work.

         (h) "Preliminary Plans" means space plans and general specifications for the Leasehold Improvements.

         (i) "Construction Documents" means complete construction plans and specifications for the Leasehold Improvements.

         (j) "Total Cost" means the total cost of obtaining all necessary permits, undertaking all necessary preparation activities, preparing the Preliminary Plans and the Construction Documents, obtaining bids and estimates on all cost items, constructing- and installing the Leasehold Improvements in the Building, and providing any Building services required during construction (such as electricity and other utilities, refuse removal and janitorial). Total Cost will not include the cost incurred by Landlord in conducting the initial meeting between Tenant, Landlord and Landlord's architect to begin work on the Preliminary Plans.

         (k) "Base Building" means the installation of eight 15-ton rooftop HVAC units with gas and electric hookups on the Building, the installation of new windows in the Building as depicted on the plan attached hereto as Attachment 1, the installation of 2,000 AMP, 277/48OV, 3-phase electric service to the Building and the installation of the restrooms and plumbing per Attachment 1. The Base Building work will be performed by Landlord at its sole cost and expense, which costs will not be included within Total Cost and will not be paid out of the Landlord's Allowance.


         2. Landlord's Obligations. Landlord will proceed to complete the Leasehold Improvements according to this Work Letter and tender possession of the Premises to Tenant when the Leasehold Improvements have been completed to the extent that only minor construction details that do not materially interfere with Tenant's use and enjoyment of the Premises, require completion or correction. Tenant will accept the Premises when Landlord tenders possession, provided that the Leasehold Improvements have been substantially completed as described above, and provided further that Tenant will not be required to accept possession prior to the Scheduled Commencement Date. Landlord and Tenant agree that all alterations, improvements and additions made to the Premises according to this Work Letter, whether paid for by Landlord or Tenant, will, without compensation to Tenant, become Landlord's property upon installation and will remain Landlord's property at the expiration or earlier termination of the Term.

        3. Early Occupancy. Subject to the reasonable approval of Landlord's contractor, Tenant will have a license to access the Building during the 60-day period preceding the day on which Landlord reasonably estimates that the Leasehold Improvements will be substantially completed for the purpose of permitting Tenant to complete installation of data, telephone and other communications and furniture installations necessary for the conducting of Tenant's business from the Premises ("Tenant's Installations"). The making of Tenant's Installations and all work performed in connection therewith will be subject to the terms and conditions of Paragraph 14 and subparagraphs (a) through (e) of Paragraph 13. With Landlord's express written consent, Tenant may occupy the Premises for regular conduct of Tenant's business prior to the Scheduled Commencement Date. If Tenant takes possession of any part of the Premises for its regular business purposes prior to the Scheduled Commencement Date with Landlord's prior written consent, then: (a) all of the covenants and conditions of the Lease will bind both parties with respect to such portion of the Premises; (b) Tenant will pay Landlord Rent for the period of such occupancy according to the Lease at the rates applicable to the first Lease Year, prorated for the time and portion of the Premises so occupied; and (c) Tenant will not encase in or permit any activities that interfere with any construction work being conducted within or about the Building, by Landlord, its employees or contractors. No early occupancy under this Paragraph 3 will change the Commencement Date or the Termination Date.

        4. Delayed Occupancy. If Landlord fails to tender possession of the Premises to Tenant according to Paragraph 2 above on or before the Scheduled Commencement Date, Landlord will not be in default or liable in damages to Tenant, nor will the obligations of Tenant be affected, provided, however, that:

         (a) The Commencement Date will be extended automatically by one day for each day of the period after the Scheduled Commencement Date to the day on which Landlord tenders possession of the Premises to Tenant in accordance with Paragraph 2 above, less any portion of that period attributable to Tenant's delay as more particularly described in Paragraph 15, and

         (b) if Landlord does not tender possession of the Premises to Tenant in accordance with Paragraph 2 above on or before June 1, 2001 (as extended by any period of delay caused by Tenant's delay as described in Paragraph 15 below), Tenant will have the right to terminate the Lease by delivering written notice of termination to Landlord not more than 30 days after such tender deadline date. Upon a termination of this Lease under this subparagraph (b), each party will, upon the other's request, execute and deliver an agreement in recordable form containing, a release and surrender of all right, title and interest in and to the Lease; neither Landlord nor Tenant will have any further obligations to each other, including, without limitation, any obligations to pay for work previously performed in the Premises; all improvements to the Premises will become and remain the property of Landlord, and Landlord will refund to Tenant any sums paid to Landlord by Tenant in connection with the Lease, including,, without limitation, any payments to Landlord of construction costs for the Premises. Such postponement of the commencement of the Term and such termination and refund right will be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure to substantially complete its obligations under this Work Letter by the Scheduled Commencement Date.

         5. Punch List. Subject to Paragraph 11, Tenant's taking possession of any portion of the Premises will be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when Tenant took possession, except as to any defects identified on a Punch list prepared and signed by Landlord's Representative and Tenant's Representative after an inspection of the Premises by both such parties when Tenant takes possession. Landlord will correct and complete all punch list items as soon as practicable following such inspection; provided, however, that Landlord will not be responsible for any items of damage caused by Tenant, its agents, employees, independent contractors or suppliers. No promises to alter, remodel or improve the Premises or Building and no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease (including, this Work Letter).

        6. Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be.

        7. Preliminary Plans. On or before the Submission Date, Tenant will cooperate with Landlord and submit all information necessary for preparation of the Preliminary Plans (the "Design Information"). Each day after the Submission Date until Tenant has provided all Desit7n Information will be a day of Tenant's delay. Promptly after receipt of all Design Information, Landlord will cause its Architect to prepare the Preliminary Plans based on the submitted Design Information. Within 5 business days after receipt of the proposed Preliminary Plans, Tenant will either approve the same in writing or notify Landlord in writing, of how the proposed Preliminary Plans are inconsistent with the Design Information and how the Preliminary Plans must be chanced in order to overcome Tenant's objections. Each day following the 5th business day after the proposed Preliminary Plans are submitted to Tenant until Tenant either approves them or delivers such notice of objections will be a day of Tenant's delay. Upon receipt of Tenant's notice of objections, Landlord will cause its architect to prepare revised Preliminary Plans according to such notice and submit the revised Preliminary Plans to Tenant. Upon submittal to Tenant of the revised Preliminary Plans, and upon submittal of any further revisions, the procedures described above will be repeated. If the revised Preliminary Plans or any further revisions, are consistent with the Design Information and all requirements identified in Tenant's prior notice(s) of objections, then each day following Landlord's receipt of Tenant's notice of any additional objections until the day on which Landlord receives Tenant's written approval of the Preliminary Plans will be a day of Tenant's delay.

        8. Cost Estimate. At such time as Preliminary Plans that have been approved in writing or by both Landlord and Tenant have been prepared, Landlord will obtain from Landlord's contractor, and notify Tenant of, an estimate of the Total Cost based on the approved Preliminary Plans ("Cost Estimate"). If the Cost Estimate is less than or equal to Landlord's Allowance, then Tenant will be deemed to have approved the Cost Estimate. If the Cost Estimate is greater than Landlord's Allowance, then Tenant, at Tenant's option, may either approve the Cost Estimate in writing, or elect to eliminate or revise one or more items shown on the Preliminary Plans so as to reduce the Cost Estimate and then approve in writing the reduced Cost Estimate (based on the revised Preliminary Plans). If the Cost Estimate is greater than Landlord's Allowance, then each day following the 5th business day after Tenant's receipt of such Cost Estimate until the day Landlord receives Tenant's written approval of the Cost Estimate (as the same may have been revised) will be a day of Tenant's delay.

        9. Construction Documents. At such time as the Cost Estimate has been approved (or deemed approved) by Tenant, Landlord will cause its architect and engineer to prepare the Construction Documents based strictly on the Preliminary Plans. The Construction Documents will be subject to Landlord's approval. Within 5 business days after receipt of the Construction Documents, Tenant will either approve the same in writing or notify Landlord in writing, of how the Construction Documents are inconsistent with the Preliminary Plans and how the Construction Documents must be changed in order to overcome Tenant's objections. Each day following the 5th business day after the Construction Documents are submitted to Tenant until Tenant either approves them or delivers such notice of objections will be a day of Tenant's delay. Upon receipt of Tenant's notice of objections, Landlord will cause its architect and engineer to prepare revised Construction Documents according to such notice and submit the revised Construction Documents to Tenant. Upon submittal to Tenant of the revised Construction Documents, and upon submittal of any further revisions, the procedures described above will be repeated. If the revised Construction Documents, or any further revisions, are consistent with the Preliminary Plans and all requirements identified in Tenant's prior notice(s) of objections, then each day following Landlord's receipt of Tenant's notice of any additional objections until the day on which Landlord receives Tenant's written approval of the Construction Documents will be a day of Tenant's delay.

         10. Cost Proposal. At such time as the Construction Documents have been reviewed and approved pursuant to Paragraph 9 above, Landlord will obtain from Landlord's contractor a bid for the Total Cost and will notify Tenant of the proposed Total Cost (the "Cost Proposal"). If the Cost Proposal is less than or equal to the Cost Estimate approved (or deemed approved) by Tenant, then Tenant will be deemed to have approved the Cost Proposal. If the Cost Proposal is greater than the Cost Estimate approved (or deemed approved) by Tenant, then Tenant, at Tenant's option, may either approve the Cost Proposal in writing or elect to eliminate or revise one or more items shown on the Construction Documents so as to reduce the Cost Proposal and then approve in writing the reduced Cost Proposal (based on the revised Construction Documents). If the Cost Proposal approved or deemed approved by Tenant is greater than Landlord's Allowance, then Tenant will immediately deposit with Landlord an amount (the "Construction Deposit") equal to one-half of the difference between Landlord's Allowance and the approved Cost Proposal. Each day following the 5th business day after Tenant's receipt of the Cost Proposal until the day on which Landlord has received Tenant's written approval of the Cost Proposal (if required) and Landlord has received the Construction Deposit (if required) will be a day of Tenant's delay.

         11. Construction of Leasehold Improvements. At such time as Tenant has approved (or is deemed to have approved) the Cost Proposal and has made any required Construction Deposit, Landlord will cause the Leasehold Improvements (and the Base Building work, if not already completed) to be constructed or installed in the Premises in a good and workmanlike manner and according to the Construction Documents and all applicable Laws. Upon substantial completion of the construction and installation of the Leasehold Improvements and prior to Tenant's occupancy of the Premises, Tenant will pay to Landlord the amount, if any, by which the Total Cost exceeds the sum of the Landlord's Allowance and the Construction Deposit. If Landlord's Allowance exceeds t e Total Cost, Tenant will be entitled, during the Term of the Lease, to use the unused portion of Landlord's Allowance (the "Remaining Landlord's Allowance") for Approved Additional Leasehold Improvements. "Approved Additional Leasehold Improvements" shall mean any additional alterations, leasehold improvements and installations to be constructed or installed by Tenant in the Premises, excluding any repairs, replacements and/or maintenance to the Base Building work and the Leasehold Improvements. Approved Additional Leasehold Improvements shall be subject to Landlord's prior written approval in accordance with the terms and provisions of the Lease and this Work Letter, which approval shall not be unreasonably withheld or delayed. Plans and specifications for Approved Additional Leasehold Improvements shall be subject to Landlord's approval according to Paragraph 14 below. If Landlord approves Tenant's plans for the Approved Additional Leasehold Improvements, Tenant may perform or cause to be performed the Approved Additional Leasehold Improvements in accordance with and subject to the applicable terms, covenants and conditions of the Lease and this Work Letter, including specifically, without limitation, Paragraph 13 below and Paragraphs 8 and 9 of the Lease. With respect to the Approved Additional Leasehold Improvements, Landlord agrees to pay Tenant an allowance to be applied to the cost of designing and performing the Approved Additional Leasehold Improvements in an amount equal to the lesser of (a) Tenant's costs; or (b) the Remaining Landlord's Allowance. Landlord will distribute the Remaining Landlord's Allowance (or any portion thereof actually used by Tenant as herein provided), in a single payment to Tenant within thirty
(30) days after (a) Tenant has completed all of the Approved Additional Leasehold Improvements in the Premises, and (b) Tenant delivers to Landlord original lien waivers from all contractors and any and all applicable subcontractors or suppliers indicating that claims for mechanics' or material men's liens with respect to the Approved Additional Leasehold Improvements for the Premises have been waived. Additionally, Tenant shall provide to Landlord written notice from all contractors and Tenant's architect (or other evidence satisfactory to Landlord) that the Approved Additional Leasehold Improvements for the Premises have been completed.

         12. Change Orders. Tenant's Representative may authorize chances in the Leasehold Improvements work during construction only by written instructions to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval according to Paragraph 14 below. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order ("Change Order") identifying the total cost of such change, which will include associated architectural, engineering and construction contractor's fees, and an amount sufficient to reimburse Landlord for overhead and related expenses incurred in connection with the Change Order. If Tenant fails to approve and pay for such Change Order within 10 days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the chance. Upon Landlord's receipt of Tenant's approval and payment, Landlord will proceed to perform the change.

         13. Additional Tenant Work. If Tenant desires any work in addition to the Leasehold Improvements and Tenant's Installations to be performed in the Premises ("Additional Tenant Work"), Tenant, at Tenant's expense, will cause plans and specifications for such work to be prepared either by Landlord's architect or engineer or by consultants of Tenant's own selection. All plans and specifications for Additional Tenant Work will be subject to Landlord's approval according to Paragraph 14 below. If Landlord approves Tenant's plans and specifications for any Additional Tenant Work, Landlord will, subject to the following terms and conditions, grant to Tenant and Tenant's agents a license to enter the Premises prior to the Scheduled Commencement Date in order that Tenant may perform or cause to be performed the Additional Tenant Work according to the plans and specifications previously approved by Landlord:


                  (a) Tenant will give Landlord not less than 5 days prior written notice of the request to have such access to the Premises, which notice must contain or be accompanied by: (i) a description and schedule for the work to be performed by those persons and entities for whom such early access is being requested; (ii) the names and addresses of all contractors, subcontractors and material suppliers for whom such access is being requested; (iii) the approximate number of individuals, itemized by trade, who will be present in the Premises; (iv) copies of all contracts pertaining to the performance of the work for which such early access is being requested;
                           (v) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; (vi) certificates of insurance and instruments of indemnification against a claims, costs, expenses, damages, suits, fines, penalties, actions, causes of action and liabilities which may arise in connection with such work, and
                           (vii) assurances of the availability of funds sufficient to pay for all such work, if such assurances are requested by Landlord. Each of such matters will be subject to Landlord's approval, which approval will not be arbitrarily withheld.

                  (b) Such early access is subject to scheduling by Landlord.

                  (c) Tenant's agents, contractors, workers, mechanics, suppliers and invitees must work in harmony and not interfere with Landlord and Landlord's agents in doing work in the Premises and in other premises and Common Areas of the Building or the general operation of the Building. If at any time any agent, contractor, worker, mechanic, supplier or invitee of Tenant causes or threatens to cause disharmony or interference, including labor disharmony, Landlord may immediately withdraw Tenant's license for access.

                  (d) If Landlord's work in the Premises and Tenant's work in the Premises (under such license granted by Landlord) progress simultaneously, Landlord will not be liable for any injury to person or damage to property of Tenant, or of Tenant's contractors, employees, licensees or invitees, from any cause whatsoever occurring upon or about the Premises, and Tenant will indemnify and save Landlord harmless from any and all liability and claims arising out of or connected with any such injury or damage.

                  (e) Tenant agrees that it is liable to Landlord for any damage to the Building (including the Premises) or any portion of the work in the Building caused by Tenant or any of Tenant's employees, agents, contractors, workers or suppliers.


         14. Landlord's Approval. All Preliminary Plans, Construction Documents and Change Orders, and any drawing space plans, plans and specifications for Tenant's Installations and any Additional Tenant Work or any other improvements or installations in the Premises, are expressly subject to Landlord's prior written approval. Landlord may withhold its approval of any such items that require work which:


                  (a) exceeds or adversely affects the capacity or integrity of the Building's structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems;

                  (b) is not approved by the holder of any encumbrance upon the Premises;

                  (c) violates any agreement which affects the Premises or binds Landlord;

                  (d) Landlord reasonably believes will reduce the market value of the Premises at the end of the Term;

                  (e) does not comply with any applicable Law or is not approved by any governmental authority having jurisdiction over the Premises; or

                  (f) would create any unsafe or hazardous condition or risk of casualty or injury to person or property.

         15. Tenant's Delays. The Term of the Lease (and therefore Tenant's obligation for the payment of Rent) will not commence until Landlord has substantially completed all work to be performed by Landlord pursuant to Paragraph 11 above; provided, however, that if Landlord is delayed in substantially completing such work as a result of:


                  (a) any Tenant's delay described in Paragraphs 7, 8 or 9 above;

                  (b) any Change Orders or changes in any drawings, plans or specifications requested by Tenant;

                  (c) tenant's failure to review or approve in a timely manner any item requiring Tenant's review or approval;

                  (d) performance of any of Tenant's Installations or Additional Tenant Work or any failure to complete or delay in completion of such work; or

                  (e) any other act or omission of Tenant or Tenant's architects, engineers, contractors or subcontractors (all of which will be deemed to be delays caused by Tenant), then the Commencement Date will only be extended under Paragraph 4 above until the date on which Landlord would have substantially completed the performance of such work but for such delays.


         16. General. No approval by Landlord or Landlord's architect or engineer of any drawings, plans or specifications which are prepared in connection with construction of improvements in the Premises will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such drawings, plans or specifications. Failure by Tenant to pay any amounts due under this Work Letter will have the same effect as failure to pay Rent under the Lease, and such failure or Tenant's failure to perform any of its other obligations under this Work Letter will, subject to the notice and cure provisions of the Lease, constitute a Default under Section 19.1 of the Lease, entitling Landlord to all of its remedies under the Lease as well as all remedies otherwise available to Landlord.